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                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in this registration statement (Form S-8) pertaining to the 1995 Stock Option Plan, 1996 Director Stock Option Plan, 2000 Stock Option Plan and 1999/2000/2001 Non-Qualified Stock Option Agreements, of our report dated October 9, 2001 with respect to the consolidated financial statements of Velocity Express Corporation included in its Annual Report on Form 10-KSB, and as amended, for the year ended June 30, 2001, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP
                                                --------------------------------
                                                Ernst & Young LLP


Minneapolis, Minnesota
April 4, 2002